UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HEICO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HEICO CORPORATION
3000 Taft Street, Hollywood, Florida 33021

Supplement to Notice of Annual Meeting of Shareholders
and Definitive Proxy Statement dated February 13, 2018

The following information relates to the Annual Meeting of Shareholders of HEICO Corporation (“HEICO,” “we,” “us,” “our,” or the “Company”) and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on February 13, 2018 (the “Proxy Statement”).

The purpose of this filing is to correct information contained in the Proxy Statement relating to “broker non-vote” voting rules that apply to Proposal 4 - approve an amendment to Article III of HEICO’s Articles of Incorporation to increase the number of authorized shares of HEICO Corporation Common Stock, $0.01 par value per share, from 75,000,000 shares to 150,000,000 shares and Proposal 5 - approve an amendment to Article III of HEICO’s Articles of Incorporation to increase the number of authorized shares of HEICO Corporation Class A Common Stock, $0.01 par value per share, from 75,000,000 shares to 150,000,000 shares. The Company disclosed in the Proxy Statement that a broker does not have the discretion to vote on Proposal 4 and Proposal 5. However, under the New York Stock Exchange rules, a broker has the discretion to vote on Proposal 4 and Proposal 5.

The second paragraph under the heading “Voting Requirements” on page 2 of the Proxy Statement is hereby amended to read as follows:

“A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter (“non-voted shares”). This could occur, for example, when a broker is not permitted to vote shares held in “street name” on certain matters in the absence of instructions from the beneficial owner of the shares. Under NYSE rules, a broker does not have the discretion to vote on Proposals 1, 2, 3, and 6. Non-voted shares with respect to a particular matter will be counted for purposes of determining the presence of a quorum but with respect to Proposals 1, 2, 3 and 6 will have no effect on the outcome of such proposals. Under the NYSE rules, a broker has the discretion to vote on Proposals 4, 5 and 7. Shares voted to abstain as to a particular matter will be counted for purposes of determining the presence of a quorum and will count as a vote against such matter.”

We urge you to read the Proxy Statement and this supplement in their entirety. Except as specifically supplemented by the information contained herein, all information in the Proxy Statement remains unchanged. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

February 16, 2018